We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 33-77882, No. 33-77884, No. 33-77888, and 333-2133),
of DT Industries, Inc. of our report dated August 5, 1998, appearing on page 20 of the fiscal 1998 Annual Report to Shareholders of DT Industries, Inc. (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K). We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-2 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

St. Louis, Missouri
September 25, 1998